SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Superior Uniform Group, Inc.

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Superior Uniform Group, Inc.
10055 Seminole Boulevard
P.O. Box 4002
Seminole, FL 33775-0002

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 2, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of SUPERIOR UNIFORM GROUP, INC., (the “Company”) will be held at the offices of the Company, 10055 Seminole Boulevard, Seminole, Florida, on May 2, 2003 at 10 A.M. (Local Time) for the following purposes:

1.        To elect eight Directors to hold office until the next annual meeting of shareholders and until their respective successors are duly elected or appointed and qualified;

2.        To ratify the appointment of Deloitte & Touche LLP as independent auditors for the year 2003;

3.        To approve the Company’s 2003 Incentive Stock and Awards Plan; and

4.        To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 12, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

Seminole, Florida, April 4, 2003	RICHARD T. DAWSON Secretary

IMPORTANT TO ENSURE YOUR REPRESENTATION AT THIS MEETING PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. THANK YOU.

This instrument contains 32 pages.

SUPERIOR UNIFORM GROUP, INC.
10055 Seminole Boulevard
Seminole, Florida 33772

PROXY STATEMENT FOR 2003
ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished by the Board of Directors of Superior Uniform Group, Inc. (the “Company”) in connection with the solicitation of proxies to be voted at the Company’s 2003 Annual Meeting of Shareholders, which will be held at 10:00 a.m. Local Time on May 2, 2003 at the offices of the Company, 10055 Seminole Boulevard, Seminole, Florida (the “Meeting”).

Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors. Shares that are not voted, either by casting a ballot in person or by returning a signed proxy, by the shareholders or brokers entitled to vote them, or through abstention, will not be considered in the final tabulation.

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy is intended to be first mailed to shareholders is April 4, 2003.

The close of business on March 12, 2003 (the “Record Date”) has been designated as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of March 7, 2003, 7,162,137 shares of the Company’s common stock, par value $.001 per share, (the “Common Stock”) were issued and outstanding. Each shareholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company on the close of business on the Record Date for the Meeting on all matters that come before the Meeting.

The Company’s Bylaws provide that the holders of a majority of the issued and outstanding shares of common stock outstanding on the Record Date must be present or represented at the Meeting in order to have a quorum for the transaction of business. Abstentions (votes “withheld”) will be counted as present for purposes of determining the presence of a quorum. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). If a quorum is present and voting, the eight nominees for director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Abstentions and broker non-votes will have no effect on the election of directors. The approval of the Company’s 2003 Incentive Stock and Awards Plan will require the affirmative vote of a majority of the outstanding shares present or represented and entitled to vote at the Meeting, a quorum being present. Because abstentions and broker non-votes are treated as shares present and entitled to vote for the purposes of determining whether a quorum is present, abstentions and broker non-votes have the same effect as negative votes for each proposal, other than the election of directors.

ELECTION OF DIRECTORS (Proposal 1)

The Bylaws of the Company set the size of the Board of Directors at not less than three nor more than eight. The Board of Directors currently consists of eight members. Directors hold their positions until the Meeting at which time the term expires, after their respective successors are elected and qualified.

The Board of Directors recommends that eight Directors be elected at the Meeting to hold office until the Company’s annual meeting in 2004 and until their successors shall be duly elected and qualified or until their earlier resignation, removal from office or death. The persons designated as nominees for election as director are Gerald M. Benstock, Alan D. Schwartz, Michael Benstock, Saul Schechter, Peter Benstock, Manuel Gaetan, Ph.D., Sidney Kirschner and Robin Hensley, to serve the term as described above. See “Management - Directors and Executive Officers” and “Certain Transactions” for further information on such nominees. In the event any of the nominees should be unable to serve, which is not anticipated, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

Shareholders may vote for up to eight nominees and the eight nominees receiving the highest number of votes shall be elected. Shareholders may not vote cumulatively in the election of Directors.

The Board of Directors recommends a vote “FOR” each of the nominees.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the Directors and executive officers and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position

Gerald M. Benstock	72	Chairman, Chief Executive Officer, Director and a member of the Executive Committee.

Alan D. Schwartz	52	Co-President, Director and a member of the Executive Committee.

Michael Benstock	47	Co-President, Director and a member of the Executive Committee.

Saul Schechter	69	Executive Vice President, Director and a member of the Executive Committee.

Peter Benstock	41	Executive Vice President, Director and a member of the Executive Committee.

Manuel Gaetan, Ph.D.	65	Director and a member of the Audit, Ethics, Stock Option and Compensation Committees.

Sidney Kirschner	68	Director and a member of the Audit, Ethics, Stock Option and Compensation Committees.

Robin M. Hensley	46	Director and a member of the Audit, Ethics, Stock Option and Compensation Committees.

Andrew D. Demott, Jr.	39	Senior Vice President, Treasurer, and Chief Financial Officer.

Richard T. Dawson	57	Vice President, General Counsel and Secretary

Gerald M. Benstock is the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Benstock has served in these positions for more than the past 5 years, and prior to May 1, 1992, served as President of the Company. Mr. Benstock also has served as a Director of the Company since 1951.

Alan D. Schwartz has served as Co-President of the Company since May 1, 1992. Prior to such date, Mr. Schwartz served as Executive Vice President. Mr. Schwartz has also served as a Director of the Company since 1981.

Michael Benstock has served as Co-President of the Company since May 1, 1992. Prior to such date, Mr. Benstock served as Executive Vice President of the Company. Mr. Benstock has also been a Director of the Company since 1985.

Saul Schechter has served as Executive Vice President for more than the past 5 years and has been a Director of the Company since 1957.

Peter Benstock has served as Executive Vice President since February 8, 2002, formerly Senior Vice President since February 7, 1994. Mr. Benstock has also been a Director of the Company since 1990.

Manuel Gaetan, Ph.D., has been a Director of the Company since November 7, 1991. He is President and Chief Executive Officer of MGR Enterprises, Inc. Prior thereto, Dr. Gaetan was President and C.E.O. of Bobbin Blenheim, Inc.

Sidney Kirschner has been a Director of the Company since September 25, 1996. He has been President and Chief Executive Officer of Northside Hospital, Inc. since 1992. Prior thereto, he served as Chairman of the Board, President and Chief Executive Officer of National Service Industries, Inc. He also currently serves as a director of Fortune Brands, Inc.

Robin M. Hensley has been a Director of the Company since August 1, 2000. She is Executive Goal Coach of Personal Construction LLC. Prior thereto, she was Vice President of Patton Construction.

Andrew D. Demott, Jr. has been Senior Vice President, Chief Financial Officer, and Treasurer since February 8, 2002. Formerly, he served as Vice President, Chief Financial Officer and Treasurer since June 15, 1998. Mr. Demott also has served as Secretary since July 31, 1998. Prior to such dates, Mr. Demott served as an Audit Senior Manager with Deloitte & Touche, LLP since September 1995. Prior to that date, Mr. Demott was an Audit Manager with Deloitte & Touche LLP since September 1992.

Richard T. Dawson joined Superior in June 2002 as Corporate Counsel and was subsequently named Corporate Secretary. He was appointed a Vice President in November 2002. Prior to joining Superior, Mr. Dawson was in private practice. Prior to entering private practice and during the previous five years, Mr. Dawson was Vice President, General Counsel and Secretary of JLM Industries, Inc. and of Unisite, Inc.

No family relationships exist between the Company’s Directors, nominees and executive officers, except that Michael Benstock and Peter Benstock are sons of Gerald M. Benstock, and Alan D. Schwartz is his son-in-law. There are no arrangements or understandings between any Director or nominee and any other person concerning service or nomination as a Director.

DIRECTOR COMMITTEES AND MEETINGS

The Board has Executive, Audit, Stock Option, Compensation and Ethics Committees; it does not have a Nominating Committee. The entire Board of Directors functions as a Nominating Committee, and the Board will consider any written recommendations from shareholders for positions on the Board of Directors. Nominations from shareholders should be directed in writing to the Secretary of the Company.

The current members of the Executive Committee are Messrs. Gerald M. Benstock, Alan D. Schwartz, Michael Benstock, Peter Benstock and Saul Schechter. The current members of the Audit, Stock Option, Compensation and Ethics Committees are Messrs Manuel Gaetan, Ph.D. and Sidney Kirschner and Ms. Robin Hensley.

The Board of Directors held four meetings during 2002.

The Executive Committee is authorized to act in place of the Board of Directors during periods between Board meetings. The Executive Committee met seven times during 2002.

The Audit Committee assists the Board of Directors in fulfilling the Board’s responsibilities relating to safeguarding of assets and oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Board of Directors has determined that each of Messrs. Gaetan and Kirschner and Ms. Hensley are independent, as defined in Section 121 (A) of the American Stock Exchange’s listing standards. The Board of Directors has adopted an Audit Committee Charter, a copy of which was attached as Exhibit A to the Proxy Statement relating to the 2001 Annual Meeting of Shareholders. The Audit Committee met three times during 2002.

The Ethics Committee develops and recommends to the Board of Directors a set of corporate governance principles applicable to the Company. The Ethics Committee met one time during 2002.

The Compensation Committee’s principal function is to make recommendations to the Board of Directors with respect to compensation of officers and directors. The Compensation Committee met two times during the year.

The Stock Option Committee’s principal function is to make recommendations to the Board of Directors with respect to the granting of stock options to officers and key employees. The Stock Option Committee met two times during 2002.

In 2002, each incumbent Director attended at least 75% of all meetings of the Board and of each committee for which he/she was a member.

DIRECTORS’ FEES

Directors who are full-time employees of the Company receive no extra compensation for their services as Directors. The remaining Directors are compensated on the basis of $1,500 quarterly and $1,500 per meeting attended; Directors attending Audit or Compensation Committee meetings on a day other than the day of the Directors’ meeting receive $300 per meeting of such Committee. Directors are entitled to reimbursement for expenses incurred in connection with their attendance at Board of Directors meetings and committee meetings. In addition, outside Directors are also eligible to receive stock option grants pursuant to Superior’s 1997 Non-Employee Director Nonstatutory Stock Option Plan. During fiscal year 2002, each Director was granted 2,000 stock options under the 1997 Non-Employee Director Nonstatutory Stock Option Plan that were exercisable at a price of $11.50 (the trading price of such stock on the date of grant).

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth, as of December 31, 2002, information as to the beneficial ownership of the Company’s Common Stock by (i) each person known to the Company having beneficial ownership of more than 5% of the Company’s Common Stock, (ii) each Director, (iii) each executive officer and (iv) all Directors and executive officers as a group:

SECURITY OWNERSHIP

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class

GERALD M. BENSTOCK 10055 Seminole Boulevard Seminole, Florida 33772-2539	1,534,685(2)(7)	21.52%

ROYCE & ASSOCIATES, LLC 1414 Avenue of the Americas New York, NY 10019	678,200(5)	9.51%

DIMENSIONAL FUND ADVISORS, INC. 1299 Ocean Avenue Santa Monica, California 90401	655,850(3)	9.20%

MOCHELLE A. STETTNER 2331 Lehigh Parkway N. Allentown, PA 18130	619,324(6)	8.68%

FRANKLIN ADVISERS One Franklin Parkway San Mateo, CA	537,500(4)	7.54%

ALAN D. SCHWARTZ 10055 Seminole Boulevard Seminole, Florida 33772-2539	220,007(7)	3.09%

MICHAEL BENSTOCK 10055 Seminole Boulevard Seminole, Florida 33772-2539	216,873(7)	3.04%

PETER BENSTOCK 10055 Seminole Boulevard Seminole, Florida 33772-2539	165,586(7)	2.32%

SAUL SCHECHTER 10055 Seminole Boulevard Seminole, Florida 33772-2539	39,400(7)	0.56%

ANDREW D. DEMOTT, JR. 10055 Seminole Boulevard Seminole, Florida 33772-2539	26,450(7)	0.37%

MANUEL GAETAN, PH.D. 10055 Seminole Boulevard Seminole, Florida 33772-2539	9,100(7)	0.13%

SIDNEY KIRSCHNER 10055 Seminole Boulevard Seminole, Florida 33772-2539	9,000(7)	0.13%

ROBIN HENSLEY 10055 Seminole Boulevard Seminole, Florida 33772-2539	4,500(7)	0.06%

RICHARD T. DAWSON 10055 Seminole Boulevard Seminole, Florida 33772-2539	0	0%

All Directors and Executive Officers as a group (9 persons)	2,225,601(1)(2)(7)	31.21%

(1)         Except as otherwise indicated, all shares are individually held of record with sole voting and investment power or held of record by relative(s) of the named shareholder and the named shareholder has sole or shared voting and investment power.

(2)         Includes 75,240 shares held of record by Mr. Benstock’s wife and 31,576 shares held by a trust in which Mr. Benstock is the trustee and has sole investment power and 1,387,344 shares held by Benstock-Superior Ltd., a limited partnership owned by a trust in which Mr. Benstock is the sole beneficiary and trustee with sole investment power. The trust is the general partner of Benstock-Superior Ltd.

(3)         According to a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2003, Dimensional Fund Advisors, Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds”. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(4)         According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002, Franklin Resources, Inc. (“Franklin”), a registered investment advisor, is deemed to have beneficial ownership of 537,500 shares; all such shares are held in the portfolio of Franklin Advisory Services, LLC. Franklin has sole power to vote and sole disposition power for all shares.

(5)         According to a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2003, Royce & Associates, Inc. (“R&A”), an investment advisor, furnishes investment advice to five investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other private funds and separate accounts. These investment companies, private funds and accounts are the “Funds.” In its role as investment advisor or manager, R&A possesses voting and/or investment power over the securities of the issuer described in this schedule that are owned by the Funds. R&A disclaims beneficial ownership of such securities.

(6)         Includes 5,144 shares owned by a Trust of which Mrs. Stettner is a Co-Trustee with two of her adult children and 912 shares held as custodian for children who are now adults. Does not include 2,400 shares owned by Mrs. Stettner’s husband, to which Mrs. Stettner disclaims beneficial ownership.

(7)         The share ownership given for each of the above includes options, some expiring in 2003, 2004, 2005, 2006 and the balance in 2007, as follows: Mr. G. M. Benstock – 40,525 shares; Mr. Schwartz – 43,275 shares; Mr. M. Benstock - 43,275 shares; Mr. P. Benstock – 43,275 shares; Mr. Schechter – 34,400 shares; Mr. Demott – 26,450 shares; Dr. Gaetan – 8,000 shares; Mr. Kirschner – 8,000 shares, and Ms. Hensley – 3,500 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for them, the Company believes that during its most recently completed fiscal year ended on December 31, 2002, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met, except that due to an inadvertent oversight, Richard T. Dawson, a Vice President and Secretary of Superior, failed to timely file a Form 3 indicating that he beneficially owned no shares of Superior common stock.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table is a summary of the compensation paid or accrued by the Company for the last three fiscal years, for services in all capacities to the Chief Executive Officer and the four other executive officers of the Company who were most highly compensated in the last completed fiscal year.

SUMMARY COMPENSATION TABLE
Annual Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation ($) (2)	Long Term Compensation Awards Options (3) (#)	Other Compensation ($) (4) (5)

Gerald M. Benstock,	2002	$201,500	$—	$11,750	10,525 shares	$298,290
Chairman and CEO	2001	201,500	—	11,750	11,750 shares	292,508
	2000	201,500	—	11,750	7,250 shares	293,306

Alan D. Schwartz,	2002	270,000	50,000	735	10,525 shares	6,600
Co-President	2001	270,000	—	735	11,750 shares	1,700
	2000	260,000	—	735	9,000 shares	1,700

Michael Benstock,	2002	270,000	50,000	735	10,525 shares	6,600
Co-President	2001	270,000	—	735	11,750 shares	1,649
	2000	260,000	—	735	9,000 shares	1,700

Saul Schechter,	2002	226,000	—	735	7,900 shares	6,860
Executive Vice President	2001	226,000	—	735	9,000 shares	1,700
	2000	218,000	—	735	7,500 shares	800

Peter Benstock,	2002	210,000	30,000	735	10,525 shares	6,600
Executive Vice President	2001	200,000	—	735	11,750 shares	1,581
	2000	185,000	—	735	9,000 shares	1,700

     (1)    Cash bonus payments pursuant to an officers bonus pool as determined by the Compensation Committee and described further in the Report of the Compensation Committee and Stock Option Committee beginning on page 14 of the Proxy Statement.

     (2)    Automobile allowance provided to executive officers.

     (3)    Options granted in 2000, 2001 and 2002 were for a period of five years expiring on February 3, 2005, February 12, 2006 and February 7, 2007, respectively, issued under the Company’s 1993 Incentive Stock Option Plan.

     (4)    The amounts for Mr. Benstock in 2000 and 2001 and $293,690 in 2002 represent annual premiums paid by the Company for split dollar life insurance policies for Mr. Benstock. See “Certain Transactions - Split Dollar Life Insurance Agreements.”

     (5)    The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules. The amounts shown in this column include the following: Matching contributions on 401(k)deferrals in 2002, 2001 and 2000 in the amounts of $2,000, $1,700 and $1,700 for Mr. Schwartz, $2,000, $1,649 and $1,700 for Mr. M. Benstock, $2,260, $1,700 and $800 for Mr. Schechter, and $2,000, $1,581 and $1,700 for Mr. P. Benstock. Insurance premiums in 2002, in the amounts of $4,600 for Mr. G. Benstock, $4,600 for Mr. Schwartz, $4,600 for Mr. M. Benstock, $4,600 for Mr. Schechter, and $4,600 for Mr. P. Benstock for a Supplemental Medical Plan, which is a fully insured hospital and medical expense reimbursement plan covering certain key management employees and their dependents. The plan provides coverage for 100% of medical expenses incurred (with certain limited exceptions) up to $50,000 per covered employee in any one year, provided that the expenses are not covered by the Company’s group health insurance plan, which is available to all salaried employees of the Company.

Option Grants During the Fiscal Year Ended December 31, 2002

The following table details stock option grants made by the Company to the executive officers named in the Summary Compensation Table.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)

Name	# of Securities Underlying Options Granted (#) (2)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh.)	Expiration Date	5% ($)	10% ($)

Gerald M. Benstock	10,525	4.9%	$10.45	2/07/2007	127,612	161,031
Alan D. Schwartz	10,525	4.9%	9.50	2/07/2007	127,612	161,031
Michael Benstock	10,525	4.9%	9.50	2/07/2007	127,612	161,031
Saul Schechter	7,900	3.7%	9.50	2/07/2007	95,785	120,869
Peter Benstock	10,525	4.9%	9.50	2/07/2007	127,612	161,031

     (1)    Based on five year option term and annual compounding. The 5% and 10% calculations are set forth in compliance with the Securities and Exchange Commission rules. The Company does not necessarily believe that the appreciation calculations in compliance with the rules are indicative of future stock option values.

     (2)    The grants described in this column were granted by the Company in 2002 pursuant to the Company’s 1993 Stock Option Plan. The executive officers are considered for stock option grants by the Stock Option Committee on the same basis as all other employees of the Company. The grants are exercisable on the date of grant and expire on February 7, 2007.

Option Exercises and Fiscal Year-End Values

The following table sets forth all stock options exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2002, and the number and value of unexercised options held by such executive officers at fiscal year end.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at FY-End (#) Exercisable	Value of Unexercised In-the-Money Options at FY-End ($) (1) Exercisable

Gerald M. Benstock	—	—	10,525	$20,419
	—	—	11,750	$35,720
	—	—	7,250	$23,037
	—	—	5,500	—
	—	—	5,500	—

Alan D. Schwartz	—	—	10,525	$30,417
	—	—	11,750	$45,708
	—	—	9,000	$36,135
	—	—	6,000	—
	—	—	6,000	—

Michael Benstock	—	—	10,525	$30,417
	—	—	11,750	$45,708
	—	—	9,000	$36,135
	—	—	6,000	—
	—	—	6,000	—

Saul Schechter	—	—	7,900	$22,831
	—	—	9,000	$35,010
	—	—	7,500	$30,113
	—	—	5,000	—
	—	—	5,000	—

Peter Benstock	—	—	10,525	$30,417
	—	—	11,750	$45,708
	—	—	9,000	$36,135
	—	—	6,000	—
	—	—	6,000	—

     (1)    At fiscal year end December 31, 2002, the closing stock price was $12.39 per share on the American Stock Exchange. The numbers shown reflect the value of unexercised options accumulated between 1997 and 2002. The stock options described are options granted under the Company’s 1993 Stock Option Plan.

Superior Retirement Plans

Since 1942, the Company has had a retirement plan (the “Basic Plan”) which has been qualified under the Internal Revenue Code. The Basic Plan is a “defined benefit” plan, with benefits normally beginning at age 65, is non-contributory by an employee, and the Company’s contributions are not allocated to the account of any particular employee. All employees of the Company (except employees included in a retirement plan negotiated as part of a union contract) are eligible to participate in the Basic Plan. The Company also commenced effective November 1, 1994, the Superior Uniform Group, Inc. Supplemental Pension Plan (the “Supplemental Plan”) available to certain eligible employees of the Company. Retirement benefits available under the Supplemental Plan are based on the same provisions as in the qualified plan but ignore the salary limitations imposed by the Internal Revenue Service ($200,000 in 2001). Accordingly, all eligible employees, regardless of earnings, will receive exactly the same formula distribution upon retirement. The following table shows estimated annual retirement benefits for the Basic Plan and Supplemental Plan (the “Plan”) combined, which are payable to employees of the Company upon retirement in specified compensation and years of service classifications.

PENSION PLAN TABLE
TOTAL YEARS OF SERVICE AT RETIREMENT AGE (AGE 65 IN 2008)

Remuneration 2003	10	15	20	25

$125,000	$12,949	$19,423	$25,898	$32,372
150,000	$16,199	$24,298	$32,398	$40,497
175,000	$19,449	$29,173	$38,898	$48,622
200,000	$22,699	$34,048	$45,398	$56,747
250,000	$29,199	$43,798	$58,398	$72,997
300,000	$35,699	$53,548	$71,398	$89,247
350,000	$42,199	$63,298	$84,398	$105,497
400,000	$48,699	$73,048	$97,398	$121,747
450,000	$55,199	$82,798	$110,398	$137,997
500,000	$61,699	$92,548	$123,398	$154,247

The above table shows a projected annual single life annuity with annual retirement benefits which would accrue for various periods of employment at various compensation levels, assuming constant earnings in all future years, continuous employment until age 65, and no change in 2002 Covered Compensation Level. The Plan provides benefits based on years of service and earnings above and below the covered Compensation Base. The normal monthly retirement benefit is 17.5% of an employee’s average monthly compensation during the highest paid five years of the ten years immediately preceding retirement up to his Covered Compensation Base plus 32.5% of such average monthly compensation in excess of his Covered Compensation Base, reduced in the event such employee has less than 25 years of service. An employee’s compensation includes over-time pay, commissions and any bonus received and therefore includes executive officers compensation as described in Salary and Bonus in the Summary Compensation Table shown above. There is no offset in retirement benefits for Social Security benefits. Of the five most highly compensated executive officers, Mr. G. Benstock, Mr. Schechter and Mr. Schwartz have the maximum years of service credited and Mr. M. Benstock and Mr. P. Benstock have 24 and 20 years service respectively credited under the Plan. The Basic Plan was amended as of November 1, 1989. Prior to the amendment, the Basic Plan provided benefits based on years of service and earnings in excess of the Covered Compensation Base (the wage bases on which maximum Social Security taxes are payable). Benefits accrued to November 1, 1989, under the Basic Plan prior to the recent amendment would be paid, if higher than the sums set forth above.

The following sections regarding “Report of the Compensation Committee and Stock Option Committee”, “Report of the Audit Committee” and the “Performance Graph” are not deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
ON EXECUTIVE COMPENSATION

The following report was prepared by independent Directors Sidney Kirschner, Robin Hensley and Manuel Gaetan, Ph.D., as the members of the Company’s Compensation Committee and Stock Option Committee:

Annual compensation (other than stock option grants) for the executive officers of the Company are determined by the Compensation Committee of the Company. Stock option grants will be made pursuant to the Company’s 1993 Incentive Stock Option Plan, at the discretion of the Stock Option Committee, to the Company’s officers and other key employees. The usual components of the annual compensation paid to all of the Company’s executive officers are (i) base salary; (ii) a cash bonus awarded pursuant to an informal bonus pool arrangement for Company officers as established by the Compensation Committee; (iii) allocations of contributions made by the Company to the respective accounts of the executive officers under its pension plans; (iv) matching contributions under the Company’s 401(k) plan; (v) stock option grants awarded by the Stock Option Committee; (vi) a car allowance; and (vii) for the Chief Executive Officer, advances pursuant to the Split Dollar Insurance arrangement described in the Certain Transactions section of this Proxy Statement. Each of these components of annual compensation are determined based upon a variety of factors, most of which are subjective.

The base salaries of the Chief Executive Officer and all other executive officers of the Company are determined each year by the Compensation Committee based on factors and criteria consisting of comparison of similarly situated officers of similar companies, comparison of similarly situated officers of companies of similar size in the locale of the Company, years of service, assigned responsibilities, individual performance, growth of the Company, profitability of the Company and increases in the cost of living. In this context, each year the Compensation Committee determines, after consultation with the Chief Executive Officer and other executive officers, an overall goal by which the aggregate amount of base salary increases for all employees of the Company, including the Chief Executive Officer and all other executive officers are not generally exceeded. Within such overall goal, individual allocations are then made within each department of the Company such that the aggregate base salaries paid to each member of that department generally comply with the target levels for that department. Generally, the same allocations within the same overall goal is made by the Compensation Committee with respect to the Chief Executive Officer and the other executive officers of the Company.

During the first quarter of each fiscal year of the Company, the Compensation Committee establishes the guidelines for an informal bonus pool in which the Chief Executive Officer, all executive officers and all corporate managers are entitled to participate with a bonus, based upon varying percentages of the base salaries of all executive officers and all corporate managers of the Company, linked to annual earnings per share on a graduated basis. Individual allocations are then made by the Compensation Committee with respect to all executive officers of the Company, including the Chief Executive Officer. Criteria and factors for the individual allocations are based on responsibilities, individual performance and direct and indirect contribution to the profitability of the Company.

Inasmuch as each of the Company’s pension plans cover all full-time employees (as defined in the Plan) of the Company, awards to all the executive officers under such plan are made on the same basis as are awards of all other participants.

Stock option grants to all executive officers and other key employees of the Company, including the Chief Executive Officer, are made at the discretion of the Stock Option Committee pursuant to the Company’s Stock Option Plan. Factors and criteria used by the Stock Option Committee in the award of stock options included individual responsibilities, individual productivity, individual performance, direct and indirect contribution to the profitability of the Company. Any benefits derived from each stock option granted under the Stock Option Plan is directly attributable to any future increase in the value of the Company’s common stock.

The automobile allowance awarded to each of the five most highly compensated executive officers of the Company has remained similar for the last three fiscal years of the Company. The automobile allowance is relatively minimal and is the same for each such executive officer. The allowance awarded to the Chief Executive Officer recognizes the title, function and responsibilities of the Chief Executive Officer and the manner in which he represents the Company.

Except with respect to the car allowance and the advances made annually to the split dollar insurance arrangement on behalf of the Chief Executive Officer, all other annual compensation awarded to the Chief Executive Officer was done on a similar basis, and with similar factors and criteria, as employed with respect to all other executive officers of the Company.

BY: Manuel Gaetan, Ph.D., Robin Hensley and Sidney Kirschner

STOCK PERFORMANCE GRAPH

COMPARISON OF FIVE YEAR CUMULATIVE RETURN* AMONG SUPERIOR UNIFORM GROUP, INC., S&P 500 INDEX AND S&P APPAREL ACCESSORIES & LUXURY GOODS INDEX**

The following graph, based on data provided by Standard & Poor, shows changes in the value of $100 invested on December 31, 1997 of: (a) shares of Company common stock; (b) the S&P 500 Index; and (c) the S&P 500 Apparel, Accessories & Luxury Goods Index. Total shareholder returns from each investment can be calculated from the year-end investment values shown in the table above the graph provided below.

			INDEXED RETURNS Years Ending

Company / Index	Base Period Dec 97	Dec 98	Dec 99	Dec 00	Dec 01	Dec 02

SUPERIOR UNIFORM GROUP INC	100	93.79	60.95	58.66	69.30	99.73
S&P 500 INDEX	100	128.58	155.63	141.46	124.65	97.10
S&P 500 APPAREL, ACCESSORIES & LUXURY GOODS	100	88.66	67.85	80.51	91.16	84.10

   (1)    Standard & Poor’s discontinued the S&P 500 Index Textiles (Apparel), which the Company used as its published industry index for fiscal year 2001. The Standard and Poor’s classification that includes the Company’s industry is now called S&P 500 Apparel, Accessories & Luxury Goods, which is composed of the same companies that were included in the S&P 500 Index Textiles (Apparel).

      *    Total return assumes reinvestment of dividends.

    **    Fiscal year ending December 31st.

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

CERTAIN TRANSACTIONS

Director and Officer Liability Insurance

As authorized by Section 607.0850(12) of the Florida Business Corporation Act, the Company maintains insurance to indemnify it and its Directors and officers from certain liabilities to the extent permitted by law; such insurance is in the face amount of $10,000,000 with Federal Insurance Company, under contract dated August 27, 2000 at an annual premium of $56,667. No sums have been paid or sought under any such indemnification insurance.

Split Dollar Life Insurance Agreements

In 1991, the Company entered into a split dollar life insurance agreement with the Benstock Family Insurance Trust, of which Michael Benstock and Alan Schwartz serve as trustees. The Company has advanced sums to the trust to be used to pay the premiums on a life insurance policy obtained from Phoenix Home Life Mutual Insurance in the amount of $10 million on the lives of Gerald M. Benstock and M. Joan Benstock, his spouse. In 1993, an additional policy in the amount of $2 million on the life of Gerald Benstock was added to the trust. Under the terms of the agreement, the Company is obligated to advance that portion of the premium relating to Mr. Benstock, individually, as long as such premiums are payable under the policy. The Benstock Family Insurance Trust assigned to the Company a security interest in the cash value and death benefit of each policy equal to the amount of the cumulative premium payments made by us. Advances are repayable only upon (1) the death of the survivor of Mr. Benstock and his spouse, (2) the surrender of the policies by the trust, or (3) the termination of the agreement before the death of Mr. Benstock and his spouse. The total premiums paid by us during 2002 were $293,690. The purpose of this arrangement is to protect the Company from the possibility of a large block of its common stock being offered for sale on the open market to the potential detriment of the Company’s stock price in the event of the unexpected death of one of the principals. In the event of death, the proceeds of the policies would be used to pay the estate taxes on Mr. Benstock’s estate, thereby decreasing the likelihood that his estate would find it necessary to sell large blocks of stock in a short period of time to pay such taxes.

These insurance policies were substantially restructured in January 2003 such that the Company is the beneficiary of the proceeds of the life insurance policies on the life of Gerald M. Benstock in an amount equal to the greater of the premiums paid on each such policy or the cash surrender value of each such policy. The Company now owns the cash value of each policy in an amount equal to the cumulative premiums paid by the Company. The Company will remit to the trust the excess of the cash surrender value over the amount of premiums paid by the Company in March of 2003.

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee serves to assist the Board in fulfilling the Board’s responsibilities relating to safeguarding of assets and oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company.

The Audit Committee is composed solely of independent directors, as defined in listing standards of the American Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was attached as Exhibit A to the Proxy Statement relating to the 2001 Annual Meeting of Shareholders.

The Company’s management has primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and its financial reporting process. The Company’s independent auditing firm, Deloitte & Touche LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The

Audit Committee’s responsibility is to monitor and oversee these processes. In connection with these responsibilities, the Audit Committee reports as follows:

1.        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with the Company’s management.

2.        The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380).

3.        The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP its independence.

4.        Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the financial statements be approved for inclusion in the Annual Report on Form 10-K for the period ended December 31, 2002 for filing with the Securities and Exchange Commission.

BY: Robin Hensley, Manuel Gaetan, Ph.D. and Sidney Kirschner

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 2)

The Board of Directors has appointed Deloitte & Touche LLP, independent certified public accountants, to audit the financial statements of the Company for the year ending December 31, 2003. Deloitte & Touche (or its predecessor firm) has audited the Company’s financial statements for more than 30 years. The appointment was made on the recommendation of the Audit Committee.

The Company expects representatives of Deloitte & Touche LLP to be present at and available to respond to appropriate questions at the Meeting. Representatives of Deloitte & Touche LLP will have the opportunity to make a statement if they so desire.

Shareholder ratification of the Company’s independent certified public accountants is not required by the Company’s Bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. If the shareholders do not ratify this appointment, the Audit Committee will consider recommending to the Board of Directors the appointment of other auditors.

The following table provides information relating to the fees billed to the Company for the year ended December 31, 2002.

Audit Fees (1)	$162,171
All Other Fees (2)	$271,686

   (1)    Audit Fees include all fees and out-of-pocket expenses for services in connection with the annual audits and review of quarterly financial statements for the Company.

   (2)    All Other Fees include fees and expenses for tax services and acquisition review services. The Audit Committee discussed these non-audit services with Deloitte & Touche LLP and determined that their provision would not impair Deloitte’s independence. There were no fees paid to Deloitte & Touche LLP for financial information systems design and implementation.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as independent auditors for the year 2003.

SUPERIOR UNIFORM GROUP 2003 INCENTIVE STOCK AND AWARDS PLAN (Proposal 3)

GENERAL. The purpose of the Superior Uniform Group, Inc. 2003 Incentive Stock and Awards Plan is to attract and retain outstanding people as officers, directors, employees, consultants and advisors and to increase shareholder value. The 2003 Plan motivates participants by offering them the opportunity to acquire shares of our common stock, receive monetary payments based on the value of those shares, or receive other incentive compensation. The 1993 Incentive Stock Option Plan expired on February 4, 2003, with 340,775 shares available for additional option grants. As of December 31, 2002, options to purchase 797,800 shares were outstanding under existing option plans. To allow us to make additional equity and cash compensation awards, the Board adopted the 2003 Plan on January 31, 2003, subject to shareholder approval at the Meeting. The following summary description of the 2003 Plan is qualified in its entirety by reference to the full text of the 2003 Plan, which is attached to this Proxy Statement as Appendix A.

ADMINISTRATION AND ELIGIBILITY. The 2003 Plan is administered by the Compensation Committee, which must be composed solely of not less than two Directors, each a “nonemployee director” under the Securities Exchange Act of 1934 and an “outside director” under the Internal Revenue Code. Except as described below, the Compensation Committee administers the 2003 Plan, with the authority to interpret the 2003 Plan; make, change and rescind rules and regulations relating to the 2003 Plan; and make changes to or reconcile any inconsistency in any award or agreement covering an award. To the extent permitted by law, the Board can delegate to another committee of the Board or to one or more of our officers the authority and responsibility of the Compensation Committee. For actions related to individuals subject to the provisions of Section 16 of the Securities Exchange Act, other than non-employee directors, the Board can delegate that authority and responsibility only to another committee of the Board consisting entirely of nonemployee Directors. Participants in the 2003 Plan will be our officers and other employees, or individuals engaged to become officers or employees, or consultants or advisors who provide services to us, who the Compensation Committee has designated to receive an award under the 2003 Plan.

AWARDS UNDER THE 2003 PLAN; AVAILABLE SHARES. The 2003 Plan permits the grant of stock options, which may be either “incentive stock options” meeting the requirements of section 422 of the Code (which we refer to as “ISOs”) or “non-qualified stock options” that do not meet the requirements of section 422 of the Code; performance shares; performance units; restricted stock; stock appreciation rights; and annual incentive awards. The Compensation Committee can determine the kinds of awards to be granted, including the awards to be granted to each participant; the number of shares of our common stock with respect to which an award is granted; and any terms of any award. The Compensation Committee can grant awards under the 2003 Plan either alone or in addition to any other award (or any other award granted under another of our plans). It also can grant tandem awards. The 2003 Plan also provides non-employee directors will be eligible to receive a grant of non-qualified stock options on the date of each annual meeting of shareholders to purchase up to 5,000 shares of the Company’s common stock, as determined by the Company’s Chief Executive Officer. Nonemployee Directors will not be eligible for any other award under the 2003 Plan. The 2003 Plan reserves 2.5 million shares of our common stock for issuance. The number of shares reserved for issuance will be reduced only by the number of shares delivered in payment or settlement of awards. These numbers may be adjusted to prevent dilution as described below. In general, if an award terminates or is canceled without the issuance of shares or a cash payment, or if shares are issued under any award and we reacquire them pursuant to rights we reserved on the issuance of the shares, or if shares are delivered to us in payment of the exercise price of an award, then these shares may be reused for new awards under the 2003 Plan. If any shares subject to awards granted under the 1993 plan would again become available for new grants under the terms of the 1993 plan if it were still in effect, then those shares will generally be available to grant awards under the 2003 Plan. Those shares would not be available for future awards under the terms of the 1993 plan.

TERMS OF AWARDS STOCK OPTIONS. The Compensation Committee establishes the exercise price for each stock option (other than nonemployee Director stock options, which we discuss below), which may not be less than the fair market value of the shares subject to the stock option as determined on the grant date. A stock option will be exercisable on the terms the Compensation Committee specifies, except that a stock option must terminate no later than ten years after the grant date. In all other respects, unless the Compensation Committee determines otherwise, the terms of any ISO must comply with the provisions of section 422 of the Internal Revenue Code.

NONEMPLOYEE DIRECTOR STOCK OPTIONS. The 2003 Plan provides that, on the date of each annual meeting of shareholders, nonemployee Directors will be eligible to receive options to purchase up to 5,000 shares of our common stock at a purchase price equal to the fair market value of the shares on the date such stock options are granted, as determined by our Chief Executive Officer. Each nonemployee Director stock option may not be exercised for six months following the date of grant and, except as the Chief Executive Officer may otherwise provide, will terminate in ten years, or a lesser period of time, depending on the Director’s age, years of service and reason the Director ceases to serve on the Board.

RESTRICTED STOCK, PERFORMANCE SHARES AND PERFORMANCE UNITS. Under the 2003 Plan, each award of restricted stock, performance shares or performance units may be subject to such terms as the Compensation Committee deems appropriate, including achievement of one or more performance goals. A restricted stock award, however, must have a restriction period of at least one year if it requires the achievement of performance goals, and at least three years if it is not subject to performance goals. For purposes of the 2003 Plan, performance goals are generally goals that relate to achievement of certain financial results, including results with respect to revenue, cash flow, net cash provided by operating activities, net cash provided by operating activities less net cash used in investing activities, cost of goods sold, ratio of debt to debt plus equity, profit before tax, gross profit, net profit, net sales, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, fair market value per share, basic earnings per share, diluted earnings per share, return on shareholder equity, average accounts receivable, average inventories, return on average total capital employed, return on net assets employed before interest and taxes, economic value added, return on year-end equity, and/or in the case of awards that the Compensation Committee determines will not be considered “performance-based compensation” under Code section 162(m), other goals the Committee may establish. The Compensation Committee may also provide for acceleration of restrictions on restricted stock, and deemed achievement of performance goals subject to an award, upon a participant’s death, disability or retirement. The Compensation Committee may determine to pay performance units in cash, in shares, or in a combination of cash and shares.

STOCK APPRECIATION RIGHTS. The Compensation Committee may grant stock appreciation rights in tandem with an option or alone and unrelated to an option. Tandem stock appreciation rights shall expire no later than the expiration of the related option. The exercise of a stock appreciation right will entitle the grantee to receive the excess of the percentage stated in the award agreement of the fair market value of a share of common stock over the exercise price for each share of common stock with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right may be in cash, shares of common stock or a combination of cash and shares of common stock.

ANNUAL MANAGEMENT INCENTIVE AWARDS. Under the 2003 Plan, the Compensation Committee will determine the terms of any annual incentive awards it grants. Payment of all or any portion of the amount subject to the annual incentive award, however, must be contingent on the achievement or partial achievement of one or more of the performance goals during the specified period. An annual incentive award must relate to a period of at least one year unless the award is made when employment begins or a promotion occurs.

OTHER TERMS. Any award granted under the 2003 Plan may also be subject to other provisions (whether or not applicable to an award awarded to any other participant) as the Compensation Committee determines appropriate, including, without limitation, provisions to defer the delivery of shares or recognition of taxable income relating to awards or cash payments derived from the awards (provided that such a deferral will not result in an increase in the number of shares issuable under the 2003 Plan); purchase shares under stock options in installments; pay for stock options using cash or other shares or other securities of the Company; allow the participant to receive dividend payments or dividend equivalent payments for the shares subject to the award (both before and after such shares are earned, vested or acquired); and restrict resale or other disposition.

ADJUSTMENTS. If the Compensation Committee determines that a certain corporate transaction (which could include among other things a dividend or other distribution, recapitalization, stock split, reorganization, merger, repurchase, exchange of shares, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transactions) affects the shares such that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be made available under the 2003 Plan, then the Compensation Committee may adjust the number and type of shares subject to the 2003 Plan and which may, after the event, be made the subject of awards; the number and type of shares subject to outstanding awards; and the grant, purchase or exercise price with respect to any award. In any such case, the Compensation Committee may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award. However, if the transaction or event constitutes a Change of Control (as defined in the 2003 Plan), then the payment must be at least as favorable to the holder as the greatest amount the holder could have received for such award under the Change of Control provisions of the 2003 Plan. The Compensation Committee may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares otherwise reserved or available under the 2003 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

CHANGE OF CONTROL. Except to the extent the Compensation Committee provides a result more favorable to holders of awards, in the event of a Change of Control each holder of a stock option or stock appreciation right shall have the right (a) at any time after the Change of Control to exercise the stock option or stock appreciation right in full whether or not it was exercisable before the Change of Control; and (b) by sending us written notice within 60 days after the Change of Control, to receive for the stock option or stock appreciation right cash equal to the excess of the Change of Control Price (as defined in the 2003 Plan) of the shares covered by the stock option or stock appreciation right over the purchase or grant price of such shares under the stock option or stock appreciation right; restricted stock that is not vested before a Change of Control will vest on the date of the Change of Control, and each holder of such restricted stock may receive, in exchange for the restricted stock, cash equal to the Change of Control Price of such restricted stock on the date of surrender; each holder of a performance share and/or performance unit for which the performance period has not expired may receive cash equal to the value of the performance share and/or performance unit (as determined in accordance with the 2003 Plan) multiplied by a percent based on the number of months elapsed from the beginning of the performance period to the date of the Change of Control divided by the number of months in the performance period; each holder of a performance share and/or performance unit that has been earned but not yet paid will receive cash equal to the value of the performance share and/or performance unit (as determined in accordance with the 2003 Plan); and all annual incentive awards that are earned but not yet paid will be paid, and all annual incentive awards that are not yet earned will be deemed to have been earned pro rata, as if the performance goals were attained as of the effective date of the Change of Control, based on the participant’s maximum award opportunity for the fiscal year multiplied by the percentage of the fiscal year elapsed as of the date of the Change of Control.

TRANSFERABILITY. Awards granted under the 2003 Plan are not transferable other than by will, the law, or as otherwise allowed by the Compensation Committee. Additionally, the Compensation Committee may allow a participant or nonemployee Director to designate a beneficiary to exercise the award after the participant’s or nonemployee Director’s death.

AMENDMENT AND TERMINATION OF THE 2003 PLAN. The 2003 Plan will terminate, and no award may be granted, more than ten years after the date our shareholders approve the 2003 Plan, unless the Board earlier terminates the 2003 Plan as described below. The Board may amend, alter, suspend, discontinue or terminate the 2003 Plan at any time, except that the terms of nonemployee Director options may not be amended more than once every six months other than to comport with changes in the law; and shareholders must approve any amendment of the 2003 Plan if (a) such approval is required by law or the listing requirements of the American Stock Exchange or any principal securities exchange or market on which our Common Stock is then traded; or (b) the amendment materially increases the number of shares reserved for issuance or relates to participant limitations (subject to the adjustment provisions provided in the 2003 Plan), shortens the restriction periods for restricted stock, or amends the repricing provisions.

REPRICING. The Compensation Committee may not decrease the exercise price for any outstanding stock option granted under the 2003 Plan after the grant date or allow a participant or nonemployee Director to surrender an outstanding stock option granted under the 2003 Plan for a new stock option with a lower exercise price.

AMENDMENT, MODIFICATION OR CANCELLATION OF AWARDS. Subject to the requirements of the 2003 Plan and its restrictions on repricing, and so long as any amendment or modification does not increase the number of shares issuable under the 2003 Plan (except as permitted by the adjustment provisions described above), the Compensation Committee can change any award or waive any restrictions or conditions applicable to any award; and amend or cancel the terms applicable to any awards by mutual agreement between the Compensation Committee and the participant or any other persons as may then have an interest in the award. The Compensation Committee does not need the consent of a participant or nonemployee Director (or other interested party) to cancel an award pursuant to the adjustment provisions described above.

WITHHOLDING. We may withhold the amount of any tax attributable to any amount payable or shares deliverable under the 2003 Plan after giving notice to the person entitled to receive such amount or shares, and we can defer making payment or delivery if any such tax may be pending. The Compensation Committee may permit a participant to pay any withholding taxes based on (1) the exercise of a non-qualified stock option; (2) a disqualifying disposition of shares received upon the exercise of an ISO; or (3) the lapse of restrictions on restricted stock, by (a) having us withhold shares otherwise issuable under the award; (b) tendering back shares received in connection with such award; or (c) delivering other previously owned shares, in each case having a fair market value equal to the amount to be withheld.

FEDERAL INCOME TAX CONSEQUENCES. The following summarizes certain federal income tax consequences relating to the 2003 Plan under current tax law.

STOCK OPTIONS. The grant of a stock option under the 2003 Plan will create no income tax consequences to us or the recipient. An employee or nonemployee Director who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee or nonemployee Director. Upon the employee’s or Director’s subsequent disposition of the shares received with respect to such stock option, the employee or nonemployee Director will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the exercise date. Under certain circumstances involving a change of control, we may not be entitled to a deduction with respect to stock options granted to certain executive officers. In general, an employee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, the employee will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an ISO and we will not be allowed a deduction. If the employee fails to hold the shares of common stock acquired pursuant to the exercise of an ISO for at least two years from the grant date of the ISO and one year from the exercise date, the employee will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee. Any additional gain realized by the employee over the fair market value at the time of exercise will be treated as a capital gain.

RESTRICTED STOCK. Generally, an employee will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the 2003 Plan, unless the employee makes the election described below. An employee who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the employee recognizes income. Under certain circumstances involving a change of control, we may not be entitled to a deduction with respect to restricted stock granted to certain executive officers. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein. An employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the employee paid for such restricted stock). If the employee makes such an election, we will generally be entitled to a corresponding deduction in the same amount and at the same time as the employee recognizes income. If the employee makes the election, any cash dividends the employee receives with respect to the restricted stock will be treated as dividend income to the employee in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the employee who has made an election subsequently forfeits the restricted stock, the employee will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

STOCK APPRECIATION RIGHTS, PERFORMANCE UNITS AND PERFORMANCE SHARES. With respect to stock awards, stock appreciation rights, performance units and performance shares that may be settled either in cash or in shares of common stock that are either transferable or not subject to a substantial risk of forfeiture under Section 83 of the Code, the grantee will realize ordinary taxable income, subject to tax withholding, equal to the amount of the cash or the fair market value of the shares of common stock received. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the participant.

With respect to shares of common stock that are both nontransferable and subject to a substantial risk of forfeiture the participant will realize ordinary taxable income equal to the fair market value of the shares of common stock at the first time the shares of common stock are either transferable or not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction in the same amount and at the same time as the ordinary taxable income realized by the grantee.

ANNUAL INCENTIVE AWARDS. An employee who is paid an annual incentive award will recognize ordinary income equal to the amount of cash paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

162(m) LIMIT ON COMPENSATION. Code section 162(m) limits the deduction we can take for compensation we pay to our CEO and four other highest paid officers, the “Named Executive Officers,” (determined as of the end of each year) to $1 million per year per individual. However, certain performance-based compensation that meets requirements of Code section 162(m) does not have to be included as part of the $1 million limit. The 2003 Plan is designed so that awards granted to the covered individuals may meet the Code section 162(m) requirements for performance-based compensation.

NEW PLAN BENEFITS. The Company cannot currently determine the awards that may be granted under the 2003 Plan in the future to the Named Executive Officers, other officers or other persons. The Compensation Committee and the Chief Executive Officer will make such determinations from time to time as described above.

The foregoing is only a summary of the effect of federal income taxation upon the grantee and the Company with respect to the grant and exercise of awards under the 2003 Plan, does not purport to be complete, and does not discuss the tax consequences of the grantee’s death or the income tax laws of any municipality, state or foreign country in which a grantee may reside.

The following table sets forth certain information relating to our equity compensation plans as of December 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance

Equity compensation plans approved by security holders:
1993 Incentive Stock Option Plan	797,800	$10.64	468,675
1997 Non-Employee Director Nonstatutory Stock Option Plan	19,500	$11.46	80,500
Equity compensation plans not approved by security holders	—	—	—

The Board recommends that you vote “FOR” the proposal to approve the Company’s 2003 Incentive Stock and Awards Plan.

OTHER BUSINESS

Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for shareholder action at the Meeting, the persons named in the enclosed Proxy will vote or refrain from voting the shares represented thereby in accordance with their best judgment on such matters after consultation with the Board of Directors.

SHAREHOLDER PROPOSALS FOR
PRESENTATION AT THE 2004 ANNUAL MEETING

If a qualified shareholder desires to present a proposal for action at the annual meeting of shareholders to be held in 2004, and such proposal conforms to the rules and regulations of the Securities and Exchange Commission and is in accordance with other federal laws as well as the laws of the State of Florida, such proposal must be received by the Company by November 28, 2003, to be included in the Company’s Proxy Statement and proxy for such 2004 meeting (unless the date of the 2004 annual meeting is not held within 30 days of May 2, 2004, in which case the deadline will be a reasonable time before we begin to print and mail the proxy material for the 2004 annual meeting of shareholders). In addition, the proxy solicited by the Board for the 2004 annual meeting will confer discretionary authority on the persons named in such Proxy to vote on any shareholder proposal presented at that meeting if the Company receives notice of such proposal later than February 15, 2004, without the matter having been discussed in such Proxy.

By Order of the Board of Directors
/s/ RICHARD T. DAWSON

RICHARD T. DAWSON Secretary
Dated: April 4, 2003

APPENDIX A

SUPERIOR UNIFORM GROUP, INC.
2003 INCENTIVE STOCK AND AWARDS PLAN

1.        Purpose.

The Superior Uniform Group, Inc. 2003 Incentive Stock and Awards Plan has two complementary purposes: (a) to attract and retain outstanding people as officers, directors, employees, consultants and advisors and (b) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

2.        Definitions.

Capitalized terms used in this Plan have the following meanings:

(a)       “Affiliates” means any corporation, partnership, joint venture, or other entity during any period in which the Company owns, directly or indirectly, at least twenty percent (20%) of the equity, voting or profits interest, and any other business venture that the Committee designates in which the Company has a significant interest, as the Committee determines in its discretion.

(b)      “Award” means a grant of Options, Performance Shares, Performance Units, Restricted Stock, SARs or an annual incentive award under this Plan.

(c)       “Board” means the Board of Directors of the Company.

(d)      “Change of Control” means the occurrence of any one of the following events:

(i)        any “Person” (as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that the term “Person” shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing twenty-five percent (25%) or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(ii)       the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on May 2, 2003, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on May 2, 2003, or whose appointment, election or nomination for election was previously so approved; or

(iii)     consummation of a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing twenty-five percent (25%) or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(iv)      the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of twenty-four (24) consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(e)       “Change of Control Price” means the highest of the following: (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of the Shares, calculated on the date of surrender of the relevant Award in accordance with Section 14(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

(f)       “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(g)      “Committee” means the Compensation Committee of the Board (or such successor committee with the same or similar authority), which must be composed solely of not less than two Directors, each of whom must qualify as an “outside director” within the meaning of Code Section 162(m) and as a “non-employee director” within the meaning of Rule 16b-3.

(h)      “Common Stock” means the common stock of the Company, subject to adjustment as provided in Section 14.

(i)       “Company” means Superior Uniform Group, Inc., a Florida corporation, or any successor thereto.

(j)       “Director” means a member of the Board, and “Non-Employee Director” means a member of the Board who is not also an employee of the Company or its Affiliates.

(k)      “Director Options” shall have the meaning set forth in Section 7(d).

(l)       “Effective Date” means the date the Company’s shareholders approve this Plan.

(m)     “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(n)      “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Common Stock is then traded, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

(o)      “Option” means the right to purchase Shares at a stated price. “Options” may either be “incentive stock options” which meet the requirements of Code section 422, or “nonqualified stock options” which do not meet the requirements of Code section 422.

(p)      “Participant” means an officer or other employee of the Company or its Affiliates, or an individual that the Company or an Affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its Affiliates, who the Committee designates to receive an Award under this Plan.

(q)      “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; and/or in the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code section 162(m), such other goals as the Committee may establish in its discretion.

(r)       “Performance Shares” means the right to receive Shares to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but not in any event more than five years.

(s)       “Performance Units” means the right to receive monetary units with a designated dollar value or monetary units the value of which is equal to the Fair Market Value of one or more Shares, to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but in any event not more than five years.

(t)       “Plan” means this Superior Uniform Group, Inc. 2003 Incentive Stock and Awards Plan, as amended from time to time.

(u)      “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals during the period specified by the Committee and/or upon the completion of a period of service, as determined by the Committee.

(v)      “SAR” means the right to receive cash or Shares with a value equal to the increase in the Fair Market Value of one or more Shares.

(w)     “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(x)      “Share” means a share of Common Stock.

(y)      “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the chain) owns stock possessing more than fifty percent

(50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(z)       The term “Ten Percent Shareholder” shall mean an individual who owns stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations within the meaning of Code section 422.

3.        Administration.

(a)       Committee Administration. Except as set forth in Sections 4 and 7(d), the Committee has full authority to administer this Plan, including the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect, and (iv) make all other determinations necessary or advisable for the administration of this Plan. A majority of the members of the Committee will constitute a quorum, and a majority of the Committee’s members must make all determinations of the Committee. The Committee may make any determination under this Plan without notice or meeting of the Committee by a writing that a majority of the Committee members have signed. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions made under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, be made at any time, and are final and binding on any person with an interest therein.

(b)      Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Committee. Except as set forth in Section 7(d), no such delegation is permitted with respect to individuals who are Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)       No Liability. No member of the Committee, and no officer to whom a delegation under subsection (b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless such individual to the maximum extent that the law and the Company’s bylaws permit.

4.        Eligibility. The Company’s Chief Executive Officer may designate from time to time the Participants to receive Awards under Section 7(d) of this Plan. The Committee may designate from time to time the Participants to receive all other Awards under this Plan. The Chief Executive Officer’s or Committee’s designation of a Participant in any year will not require them to designate such person to receive an Award in any other year. The Chief Executive Officer and Committee may consider such factors as they deem pertinent in selecting a Participant and in determining the types and amounts of Awards. In making such selection and determination, factors the Chief Executive Officer and Committee may consider include: (a) the Company’s financial condition; (b) anticipated profits for the current or future years; (c) the Participant’s contributions or expected contributions to the profitability and development of the Company or any Affiliate; and (d) other compensation provided to the Participant. Non-Employee Directors may receive Options under Section 7(d), without action of the Committee, and are not eligible to receive any other Awards.

5.        Discretionary Grants of Awards. Subject to the terms of this Plan, the Committee has full power and authority to: (i) determine the type or types of Awards to be granted to each Participant; (ii) determine the number of Shares with respect to which an Award is granted to a Participant, if applicable; and (iii) determine any terms and conditions of any Award granted to a Participant. Awards under this Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate). Tandem Awards may be granted either at the same time as, or at different times from, the grant of the other Awards (or awards) to which they relate. The Committee’s determinations need not be the same for each grant or for each Participant.

6.        Shares Reserved under this Plan.

(a)       Plan Reserve. Subject to subsection (c), an aggregate of 2.5 million Shares are reserved for issuance under this Plan. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. The limitations of this subsection are subject to adjustments as provided in Section 14.

(b)      Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares or payment of cash under the Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan as determined under subsection (a), including issuance as Restricted Stock or pursuant to incentive stock options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan as determined under subsection (a), including issuance as Restricted Stock, but such shares may not be issued pursuant to incentive stock options.

(c)       Addition of Shares from Predecessor Plan. After the Effective Date of this Plan, if any Shares subject to awards granted under the Company’s 1993 Incentive Stock Option Plan would again become available for new grants under the terms of such prior plan if the prior plan were still in effect, then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the Shares available under this Plan as determined under the first sentence of subsection (a). Any such Shares will not be available for future awards under the terms of the Company’s 1993 Incentive Stock Option Plan.

7.        Options.

(a)       Eligibility. The Committee may grant Options to any Participant it selects. The Committee must specify whether the Option is an incentive stock option or a nonqualified stock option, but only employees of the Company or a Subsidiary may receive grants of incentive stock options.

(b)      Exercise Price. For each Option, other than Director Options, the Committee will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant. Notwithstanding anything herein to the contrary, if an incentive stock option is granted to any Participant who, at the time of grant, is a Ten Percent Shareholder, the exercise price of such Option shall not be less than 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant and the term of such Option shall not extend beyond five years from the date of grant.

(c)       Terms and Conditions of Options. An Option will be exercisable at such times and subject to such conditions as the Committee specifies, except that the Option must terminate no later than 10 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code section 422 except to the extent the Committee determines otherwise. The aggregate Fair Market Value of the stock for which an incentive stock option is exercisable by a Participant for the first time during any calendar year under the Plan and any other plans of the Company or its subsidiaries may not exceed $100,000. To the extent this limitation is exceeded, such incentive stock option shall automatically be treated as a nonqualified stock option. This limit shall be applied by taking Options into account in the order in which they were granted.

(d)      Terms and Conditions of Non-Employee Director Options. On the date of each annual meeting of shareholders of the Company during the term of this Plan, each Non-Employee Director (including members of the Committee) will be eligible to receive a grant on such meeting date of a nonqualified stock option for the purchase of up to 5000 Shares at a purchase price equal to the Fair Market Value of the Shares on such date (“Director Options”) as determined by the Company’s Chief Executive Officer. Each Director Option may not be exercised to any extent for six months following the date of grant and, except as the Company’s

Chief Executive Officer may otherwise provide, will terminate upon the earliest of: (i) 10 years from the date of grant; (ii) if the Director is at least age 65 or has completed six years of service as of the date he or she ceases to serve as a Director, three years after the Director ceases to serve on the Board for any reason other than death; (iii) if the Director is not age 65 and has not completed six years of service as of the date he or she ceases to serve as a Director, six months after the Director ceases to serve on the Board for any reason other than death of the Director; or (iv) 12 months after the date of death if the Director should die while serving, or within any period after termination of his or her service during which the Director Option was exercisable. Non-Employee Directors will not be eligible for any other Award under this Plan.

8.        Stock Appreciation Rights.

(a)       Eligibility. The Committee may grant SARs to any Participant it selects. The Committee may grant SARs in tandem with an Option or alone and unrelated to an Option. Tandem SARs shall expire no later than the expiration of the underlying Option.

(b)      Exercise of SARs. Tandem SARs may be exercised:

(i)        with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option;

(ii)       only with respect to the Shares for which its related Option is then exercisable; and

(iii)     only when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of the Option.

The value of the payment with respect to the tandem SAR may be no more than 100% of the difference between the exercise price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SAR is exercised.

(c)       Payment of SAR Benefit. Upon exercise of an SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)        the excess of the Fair Market Value of a Share on the date of exercise over the SAR exercise price; by

(ii)       the number of Shares with respect to which the SAR is exercised;

provided that the Committee may provide that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the date of grant as the Committee shall specify. As determined by the Committee, the payment upon exercise of an SAR may be in cash, in Shares that have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof.

9.        Performance and Stock Awards.

(a)       Eligibility for Performance and Stock Awards. The Committee may grant awards of Restricted Stock, Performance Shares or Performance Units to Participants the Committee selects.

(b)      Terms and Conditions. Each award of Restricted Stock, Performance Shares or Performance Units may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, a condition that one or more Performance Goals be achieved for the Participant to realize all or a portion of the benefit provided under the Award. However, an award of Restricted Stock that requires the achievement of Performance Goals must have a restriction period of at least one year, and an award of Restricted Stock that is not subject to Performance Goals must have a restriction period of at least three years. Notwithstanding the foregoing, the Committee may provide that the restrictions imposed on Restricted Stock are accelerated, and that all or a portion of the Performance Goals subject to an Award are deemed achieved, upon a Participant’s death, disability or retirement. The Committee may determine to pay Performance Units in cash, in Shares, or in a combination of cash and Shares.

10.      Annual Management Incentive Awards. The Committee may grant annual incentive awards each year to such executive officers of the Company as it selects. The Committee will determine all terms and conditions of the annual incentive award. However, the Committee must require that payment of all or any portion of the amount subject to the annual incentive award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies. An annual incentive award must relate to a period of at least one year except that, if the award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the award may relate to a period shorter than one year.

11.      Transferability. Each Award granted under this Plan is not transferable other than by will or the laws of descent and distribution, except that a Participant or Non-Employee Director may, to the extent the Committee allows and in a manner the Committee specifies: (a) designate in writing a beneficiary to exercise the Award after the Participant’s or Non-Employee Director’s death; or (b) transfer any award.

12.      Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)       Term of Plan. This Plan will terminate, and no Award may be granted, more than ten (10) years after the Effective Date, unless the Board earlier terminates this Plan pursuant to subsection (b).

(b)      Termination and Amendment. The Board may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)        shareholders must approve any amendment of this Plan if required by: (A) the rules and/or regulations promulgated under Section 16 of the Exchange Act (for this Plan to remain qualified under Rule 16b-3), (B) the Code or any rules promulgated thereunder (to allow for incentive stock options to be granted under this Plan or to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth in that section), or (C) the listing requirements of the American Stock Exchange or any principal securities exchange or market on which the Shares are then traded (to maintain the listing or quotation of the Shares on that exchange); and

(ii)       shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) (except as permitted by Section 14); (B) an amendment to shorten the restriction periods specified in Section 9(b); or (C) an amendment to the provisions of Section 12(e).

(c)       Amendment, Modification or Cancellation of Awards. Except as provided in subsection (e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other persons as may then have an interest in the Agreement, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 14), but the Committee need not obtain Participant or Non-Employee Director (or other interested party) consent for the cancellation of an Award pursuant to the provisions of Section 14(a).

(d)      Survival of Committee Authority and Awards. Notwithstanding the foregoing, the authority of the Committee to administer this Plan and modify or amend an Award, and the authority of the Board to amend the Plan, shall extend beyond the date of this Plan’s termination so long as any Award remains outstanding. In addition, termination of this Plan will not affect the rights of Participants or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions or the terms of this Plan.

(e)       Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 14, neither the Committee nor any other person may decrease the exercise price for any outstanding Option granted under this Plan after the date of grant nor allow a Participant or Non-Employee Director to surrender an outstanding Option granted under this Plan to the Company as consideration for the grant of a new Option with a lower exercise price.

(f)       Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 12(b)(ii).

13.      Taxes. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a nonqualified stock option, (b) a disqualifying disposition of Shares received upon the exercise of an incentive stock option, or (c) the lapse of restrictions on Restricted Stock, by electing to (i) have the Company withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. The Fair Market Value of fractional Shares remaining after payment of the withholding taxes may be paid to the Participant in cash.

14.      Adjustment Provisions; Change of Control.

(a)       Adjustment of Shares. If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then, subject to Participants’ rights under subsection (c), the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to this Plan (including the number and type of Shares that may be granted as Restricted Stock or issued pursuant to incentive stock options, that may be granted to a Participant in any fiscal year, or that will be granted as Director Options) and which may after the event be made the subject of Awards under this Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award. In any such case, the Committee may also make provision for a cash payment in an amount determined by the Committee to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) effective at such time as the Committee specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change of Control, then (A) such payment shall be at least as favorable to the holder as the greatest amount the holder could have received in respect of such Award under subsection (c) and (B) from and after the Change of Control, the Committee may make such a provision only if the Committee determines that doing so is necessary to substitute, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this subsection (a). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, Director Options subject to grant or previously granted to Non-Employee Directors under Section 7(d) at the time of any event described in this subsection are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Director Options represented immediately prior to any such event and to preserve, without exceeding, the value of such Options. Without limitation, subject to Participants’ rights under subsection (c), in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control, other than any such transaction in which the Company is the continuing corporation and in which the outstanding Common Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof, the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction.

(b)      Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards upon such terms and conditions as it may deem appropriate.

(c)       Change of Control. Except to the extent the Committee provides a result more favorable to holders of Awards, in the event of a Change of Control:

(i)        each holder of an Option or SAR (A) shall have the right at any time thereafter to exercise the Option or SAR in full whether or not the Option was theretofore exercisable; and (B) shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of the Option or SAR, an amount of cash equal to the excess of the Change of Control Price of the Shares covered by the Option or SAR that is so surrendered over the purchase or grant price of such Shares under the Award; provided that the foregoing shall not apply with respect to any portion of an Option or SAR that was forfeited or cancelled upon a Participant’s termination of employment or service prior to the date of the Change of Control;

(ii)       Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the Change of Control Price of such Restricted Stock;

(iii)     each holder of a Performance Share and/or Performance Unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of the Performance Share and/or Performance Unit, an amount of cash equal to the product of the value of the Performance Share and/or Performance Unit and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period;

(iv)      each holder of a Performance Share and/or Performance Unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share and/or Performance Unit; and

(v)       all annual incentive awards that are earned but not yet paid shall be paid, and all annual incentive awards that are not yet earned shall be deemed to have been earned pro rata, as if the Performance Goals are attained as of the effective date of the Change of Control, by taking the product of (A) the Participant’s maximum award opportunity for the fiscal year, and (B) a fraction, the numerator of which is the number of full or partial months that have elapsed from the beginning of the fiscal year to the date of the Change of Control and the denominator of which is 12.

For purposes of this Section 14, the “value” of a Performance Share shall be equal to, and the “value” of a Performance Unit the value of which is equal to the Fair Market Value of one or more Shares shall be based on, the Change of Control Price.

15.      Miscellaneous.

(a)       Other Terms and Conditions. The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i)        one or more means to enable Participants or Non-Employee Directors to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant or Non-Employee Director on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii)       the purchase of Shares under Options in installments;

(iii)     the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(iv)      provisions giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as the Committee determines;

(v)       restrictions on resale or other disposition; and

(vi)      compliance with federal or state securities laws and stock exchange requirements.

(b)      Employment. Nothing in the Plan or an Award agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or its Affiliates. Unless the Committee provides otherwise in a Participant’s Award agreement, if a Participant changes status from an employee to a Director, or vice versa, or directly transfers employment among the Company or any of its Affiliates such that the Participant does not cease to be an employee of the Company and its Affiliates, the Participant shall not be considered to have terminated employment or service under the terms of this Plan or the Participant Award. However, in the event that the Company sells its entire interest in an Affiliate, or sells a portion of its interest in such Affiliate so that such entity no longer meets the definition of an Affiliate, then a Participant at such entity will be considered to have terminated employment for purposes of this Plan and the Participant’s Award Agreement unless the Participant’s Award Agreement or the Committee provides otherwise.

(c)       Award Agreement. No Award granted under this Plan shall be effective unless and until either (i) the Company and the Participant execute a written agreement that sets forth the terms and provisions applicable to the Participant’s Award, or (ii) the Company issues a written statement to a Participant describing the terms and provisions of the Participant’s Award.

(d)      No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(e)       Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant, Non-Employee Director or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(f)       Requirements of Law. The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(g)      Governing Law. This Plan, and all agreements under this Plan, should be construed in accordance with and governed by the laws of the State of Florida, without reference to any conflict of law principles, except for corporate law matters that are governed by the laws of the State of Florida.

(h)      Construction. Titles and heading to sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of the Plan. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

(i)       Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

*****

PROXY CARD

SUPERIOR UNIFORM GROUP, INC.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 2, 2003

The undersigned shareholder appoints GERALD M. BENSTOCK, SAUL SCHECHTER, and ALAN D. SCHWARTZ, or any one of them, as proxies with full power of substitution and resubstitution, to vote the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of the Company on May 2, 2003, at 10 a.m., local time, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting included herewith.

(Continued on the reverse side)

Without otherwise limiting the general authorization given hereby, the proxy is instructed to vote as follows:

The Board of Directors Recommends a Vote For Proposals 1, 2, and 3.

Proposal 1     To elect eight Directors as set forth in the Proxy Statement: Gerald Benstock, Alan D. Schwartz, Michael Benstock, Saul Schechter, Peter Benstock, Manuel Caetan, Sidney Kirschner and Robin Hensley.

☐        FOR ALL NOMINEES LISTED (EXCEPT AS MARKED TO THE CONTRARY).

☐        WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE’S NAME IN THE SPACE PROVIDED BELOW)

Proposal 2     To ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2003.

           ☐        FOR               ☐       AGAINST               ☐       ABSTAIN

Proposal 3     To approve the Company’s 2003 Incentive Stock and Awards Plan.

           ☐        FOR               ☐       AGAINST               ☐       ABSTAIN

Please check box if you plan to attend the Annual Meeting of Shareholders.  ☐

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Signature(s)

Date:

Note: Please sign your name exactly as it appears at left. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.

Please sign, date and return this proxy promptly in the enclosed business reply envelope.